Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated or the context otherwise requires, references to: (a) “View Inc.” refers to CF II and its consolidated subsidiaries after giving effect to the Business Combination, (b) “Legacy View” refers to View Operating Corporation (formerly known as View, Inc.), a Delaware corporation, prior to the Closing and (c) “CFII” refers to CF Finance Acquisition Corp. II, a Delaware corporation, prior to the Closing. Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2021 and, if not defined in the Form 8-K, the proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2021.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, and presents the combination of the historical financial information of CF II and Legacy View adjusted to give effect to the Business Combination and the other events contemplated by the Merger Agreement.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical unaudited condensed balance sheet of CF II as of December 31, 2020 with the historical audited consolidated balance sheet of Legacy View as of December 31, 2020 on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement, summarized below, had been consummated on December 31, 2020.

CF II and Legacy View have different fiscal years. CF II’s fiscal year ends on March 31, whereas Legacy View’s fiscal year ends on December 31. Concurrent with the consummation of the Business Combination, CF II changed its fiscal year end to December 31. The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2020 combines the historical unaudited condensed statement of operations of CF II for the nine months ended December 31, 2020 with the historical unaudited condensed consolidated statement of operations of Legacy View for the nine months ended December 31, 2020. Legacy View’s financial results for the nine months ended December 31, 2020 have been derived by removing its results of operations for the three months ended March 31, 2020 from its results of operations for the year ended December 31, 2020. Legacy View’s revenue and net loss for the three months ended March 31, 2020 that were excluded in deriving the financial results for the nine months ended December 31, 2020 were $9.2 million and ($70.9) million, respectively. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2020 has been prepared utilizing period ends that are within one fiscal quarter of CFII’s year end, as permitted by Rule 11-02 of Regulation S-X, as amended by the final rule, Release No. 33-10786. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2020 combines the audited historical statement of operations of CF II for the period from September 27, 2019 (inception) through March 31, 2020 with the audited historical consolidated statement of operations of Legacy View for the twelve months ended December 31, 2019. The unaudited pro forma condensed combined statement of operations is presented on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement, as summarized below, had been consummated on April 1, 2019.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the historical audited financial statements of CF II as of March 31, 2020 and for the period from September 27, 2019 (inception) to March 31, 2020 included in the proxy statement/prospectus filed with the SEC on February 16, 2021 incorporated herein by reference;

•

the historical unaudited condensed financial statements of CF II as of and for the nine months ended December 31, 2020 included in CFII’s Quarterly Report on Form 10-Q filed with the SEC on February 16, 2021 incorporated herein by reference;

•	the historical audited consolidated financial statements of Legacy View as of and for the years ended December 31, 2020 and December 31, 2019 included in this Form 8-K as Exhibit 99.1; and

•

other information relating to CF II and Legacy View included in the proxy statement/prospectus filed with the SEC on February 16, 2021, including the Merger Agreement and the description of certain terms thereof set forth under the section titled “The Business Combination” incorporated herein by reference.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CF II,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy View” and other financial information included in the proxy statement/prospectus filed with the SEC on February 16, 2021 incorporated herein by reference, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy View” included in this Form 8-K pursuant to Item 2.01(f) of Form 8-K under the section titled “Form 10 Information.”

Description of the Business Combination

Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy View, with Legacy View surviving the Merger. Legacy View became a wholly owned subsidiary of CF II and was immediately renamed “View Operating Corporation” and CF II was immediately renamed “View, Inc.” Upon the consummation of the Business Combination, all holders of Legacy View Capital Stock, Legacy View Warrants, and Legacy View Options received (or have the right to receive) shares of View Inc. Class A Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio of 0.02325 resulting in 123,211,450 shares of View Inc. Class A Common Stock being immediately issued and outstanding and 28,052,169 shares reserved for the potential future issuance of View Inc. Class A Common Stock upon the exercise of View Inc. stock options and upon the exercise of View Inc. warrants, based on the following transactions contemplated by the Merger Agreement:

•

the cancellation of each issued and outstanding share of Legacy View Capital Stock and the conversion into the right to receive a number of shares of View Inc. Class A Common Stock equal to the Exchange Ratio;

•

the conversion of all outstanding Legacy View Warrants into warrants exercisable for shares of View Inc. Class A Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio; and

•

the conversion of all outstanding vested and unvested Legacy View Options into options exercisable for shares of View Inc. Class A Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio.

Other Events in connection with the Business Combination

Other events that took place in connection with the Business Combination are summarized below:

•

the issuance and sale of (i) 26,078,242 shares of View Inc. Class A Common Stock at a purchase price of $10.00 per share under the Initial PIPE Subscription Agreement and (ii) 16,024,914 shares of CF II Class A Common Stock at a purchase price of $11.25 per share, under the Additional PIPE Subscription Agreement;

•	the repayment of $276.8 million to settle all amounts outstanding under Legacy View’s revolving debt facility following the Closing;

•

the payment of the $17.5 million business combination marketing fees, $7.5 million of M&A advisory fees payable in shares of View Inc. Class A Common Stock, $4.9 million of placement agent fees in relation to the PIPE financing and $5.6 million in legal fees;

•

at Closing, View Inc. granted a nonqualified stock option award to its CEO to purchase 25,000,000 shares of View Inc. Class A Common Stock in ten separate tranches of 2,500,000 shares of View Inc. Class A Common Stock (“CEO Option Award”), which will vest upon the achievement of certain stock price hurdle specified for each tranche. The vesting of the awards is contingent upon the continued employment of the CEO at each such market condition vesting date. The vested shares will be subject to an eighteen-month holding period. The issuance of the shares upon vesting and exercise will dilute all View Inc. Class A Common Stock outstanding at that time;

•

at Closing, View Inc. granted 17,500,000 equity awards underlying View Inc. Class A Common Stock, of which 12,500,000 equity awards was granted as restricted stock units (“Officer RSUs”) and 5,000,000 equity awards was granted as stock options (“Officer Options” and collectively with the Officer RSUs, the “Officer Earnout Awards”). The Officer RSUs are subject to both time and market based vesting conditions. The Officer RSUs time vest over a four-year period with 25% to vest on the twelve month anniversary of the Closing and the remaining 75% to vest on a monthly basis over the following thirty-six months, subject to the market based vesting. Additionally, 50% of the Officer RSUs granted will only vest if the share price hurdle of $15.00 is achieved and the remaining 50% of the Officer RSUs will vest if the share price hurdle of $20.00 is achieved. Officer Options time vest over a four-year period with 25% to vest on the twelve month anniversary of the Closing and the remaining 75% to vest on a monthly basis over the following thirty-six months. The issuance of the shares upon vesting and exercise of the Officer Earnout Awards will dilute all View Inc. Class A Common Stock outstanding at that time; and

•

at Closing, the Sponsor has subjected 4,970,000 Sponsor Earn-Out Shares to vesting and potential forfeiture (and related transfer restrictions) based on a five year post-Closing earnout, with (a) 50% of the Sponsor Earn-Out Shares being released if the stock price of View Inc. Class A Common Stock exceeds $12.50 for 5 out of any 10 trading days, (b) 25% of the Sponsor Earn-Out Shares being released if the stock price of View Inc. Class A Common Stock exceeds $15.00 for 5 out of any 10 trading days and (c) 25% of the Sponsor Earn-Out Shares being released if the stock price of View Inc. Class A Common Stock exceeds $20.00 for 5 out of any 10 trading days, in each case, subject to early release for a View Inc. sale, change of control or going private transaction or delisting after the Closing (collectively, the “Earn-Out Triggering Events”).

Expected Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CF II will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on holders of Legacy View Capital Stock comprising a relative majority of the voting power of View Inc. and having the ability to nominate the majority of the governing body of View Inc., Legacy View’s senior management comprising the senior management of View Inc., and Legacy View’s operations comprising the ongoing operations of View Inc. Accordingly, for accounting purposes, the financial statements of View Inc. will represent a continuation of the financial statements of Legacy View with the Business Combination treated as the equivalent of Legacy View issuing stock for the net assets of CF II, accompanied by a recapitalization. The net assets of CF II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy View in future reports of View Inc.

The contingently forfeitable Sponsor Earn-Out Shares will be accounted for as liability classified instruments because the Earn-Out Triggering Events that determine the number of Earn-Out Shares upon settlement include events that are not solely indexed to the fair value of common stock of View Inc.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information consistent with GAAP necessary for an illustrative understanding of View Inc. upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and do not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of View Inc. following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of filing this Form 8-K and is subject to change as additional information becomes available and analyses are performed. CF II and Legacy View have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects CFII’s stockholders’ approval of the Business Combination on March 5, 2021, and that CFII public stockholders holding 12,587,893 shares have elected to redeem their shares prior to the Closing.

The following summarizes the pro forma View Inc. Class A Common Stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined	%
CF II Class A stockholders(1)	39,262,107	18.1
CF II Class B stockholders (converted to Class A Common Stock at Closing)(2)	12,500,000	5.8
Former Legacy View stockholders(3)	123,211,450	56.8
PIPE Investment(4)	42,103,156	19.3

Total	217,076,713	100.0

(1)	Includes 750,000 shares issued to CF&Co. upon consummation of the Business Combination pursuant to the Engagement Letter Amendment.
(2)

Includes 4,970,000 Sponsor Earn-out Shares subject to forfeiture if the closing stock price of View Inc. Class A Common Stock does not achieve certain stock price threshold for any five trading days within any ten consecutive trading day during the five-year period following the Closing, as further described herein.

(3)	Former Legacy View stockholders along with View Inc. Class A Common Stock purchased in the PIPE Investment (see note 4 below) will own 64.3%.
(4)

Includes 16,275,000 shares and 5,000,000 shares of View Inc. Class A Common Stock issued to existing Former Legacy View stockholders and CF II stockholders, respectively, that participated in the PIPE Investment.

The unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the outstanding CFII Warrants issued in connection with the IPO as such securities are not exercisable until August 26, 2021, which is 12 months from the closing of the CF II initial public offering. These warrants will expire on August 26, 2025. There are also no adjustments for the 28,052,169 shares reserved for the potential future issuance of View Inc. Class A Common Stock upon the exercise of View Inc. stock options and upon the exercise of View Inc. warrants to be issued to holders of Legacy View Stock Options and Legacy View Warrant holders upon the consummation of the Business Combination, as such events have not yet occurred.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2020

(in thousands)

	December 31,	December 31,
	2020	2020
			Transaction
	CFII	Legacy View	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$32	$63,232	$500,012	A	$557,965
			(276,763)	B
			(18,909)	C
			(24,310)	D
			441,062	E
			(125,879)	L
			(512)	N
Accounts receivable, net	—	12,252	—		12,252
Inventories	—	6,483	—		6,483
Prepaid expenses and other current assets	396	6,881.00	—		7,277

Total current assets	428	88,848	494,701		583,977
Cash equivalents held in Trust account	500,012	—	(500,012)	A	—
Property and equipment, net	—	282,560	—		282,560
Restricted cash	—	10,461	—		10,461
Deposits with suppliers	—	1,084	—		1,084
Other assets	—	7,862	(4,432)	C	3,430

Total Assets	$500,440	$390,815	$(9,743)		$881,512

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$14,562	$—		$14,562
Accrued expenses and other current liabilities	32	36,480	(14,540)	B	18,282
			(3,690)	C
Payables to related parties	150	—	(140)	D	—
			(10)	N
Sponsor loan—promissory notes	160	—	(160)	N	—
Franchise tax payable	66	—	—		66
Accrued compensation	—	14,665	—		14,665
Deferred revenue	—	2111	—		2,111
Debt, current	—	247,248	(247,248)	B	—

Total current liabilities	408	315,066	(265,788)		49,686
Debt, noncurrent	—	15,430			15,430
Redeemable convertible preferred stock warrant liability	—	12,323	(12,323)	K	—
Earnout liability	—	—	39,502	M	39,502
Other liabilities	—	36,731	—		36,731

Total liabilities	408	379,550	(238,609)		141,349
Commitments and contingencies
Redeemable convertible preferred stock	—	1,812,678	(1,812,678)	G	—
Class A Common stock subject to possible redemption	495,032	—	(495,032)	F	—
Stockholders’ equity (deficit):					—
Class A Common Stock	—	—	5	E	22
			5	F
			1	H
			12	I
			(1)	L
Class B Common Stock	1	—	(1)	H	—
View Common Stock	—	7	522	G	—
			(529)	I
Additional paid-in capital	5,372	89,782	(19,651)	C	2,646,318
			(24,170)	D
			441,057	E
			495,027	F
			1,812,156	G
			517	I
			(373)	J
			12,323	K
			(125,878)	L
			(39,502)	M
			(342)	N
Accumulated deficit	(373)	(1,891,202)	(14,975)	B	(1,906,177)
			373	J
Total stockholders’ equity (deficit)	5,000	(1,801,413)	2,536,576		740,163

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$500,440	$390,815	$(9,743)		$881,512

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Loss

For the twelve months ended March 31, 2020

(in thousands, except share and per share amounts)

	For the period from September 27, 2019 (inception) through March 31, 2020	Twelve months ended December 31, 2019
			Transaction
	CF II	Legacy View	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$—	$24,324	$—		$24,324
Cost and expenses:
Cost of revenue	—	179,675	4,509	AA	184,184
Research and development	—	77,696	9,052	AA	86,748
Selling, general, and administrative	—	72,905	61,403	AA	134,308
Income from legal settlement	—	(22,500)	—		(22,500)

Total cost and expenses	—	307,776	74,964		382,740
Loss from operations	—	(283,452)	(74,964)		(358,416)
Interest and other income (expense), net:					—
Interest income	—	5,591	—		5,591
Interest expense	—	(10,594)	(11,282)	BB	(21,876)
Other expense, net	(1)	(108)	—		(109)
Gain on fair value change	—	1,750	(1,750)	CC	—
Loss on extinguishment of debt	—	(3,040)	—		(3,040)

Interest and other income (expense), net	$(1)	$(6,401)	$(13,032)		$(19,434)

Loss before provision of income taxes	(1)	(289,853)	(87,996)		(377,850)
Provision for income taxes	—	(51)	—		(51)

Net and comprehensive loss	$(1)	$(289,904)	$(87,996)		$(377,901)

Weighted average shares of CF II Class A Common Stock outstanding					212,106,713
Net loss per share of CF II Class A Common Stock—basic and diluted					$(1.78)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Loss

For the nine months ended December 31, 2020

(in thousands, except share and per share amounts)

			Transaction
	CFII	Legacy View	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$—	$23,135	$—		$23,135
Cost and expenses:					—
Cost of revenue	—	87,538	2,505	AA	90,043
Research and development	—	48,232	5,029	AA	53,261
Selling, general, and administrative	318	54,610	36,967	AA	91,895
Franchise tax expense	67	—	—		67

Total cost and expenses	385	190,380	44,501		235,266
Loss from operations	(385)	(167,245)	(44,501)		(212,131)
Interest and other income (expense), net:
Gain on investments held in Trust Account	12	—	(12)	DD	—
Interest income	—	54	—		54
Interest expense	—	(21,535)	20,173	EE	(1,362)
Other expense, net	—	(9)	—		(9)
Gain on fair value change	—	2,728	(2,728)	CC	—

Interest and other income (expense), net	12	$(18,762)	$17,433		$(25,535)

Loss before provision of income taxes	(373)	(186,007)	(27,068)		(213,448)
Provision for income taxes	—	(34)	—		(34)

Net and comprehensive loss	$(373)	$(186,041)	$(27,068)		$(213,482)

Weighted average shares of CF II Class A Common Stock outstanding					212,106,713
Net loss per share of CF II Class A Common Stock—basic and diluted					$(1.01)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CF II will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of View Inc. will represent a continuation of the financial statements of Legacy View with the Business Combination treated as the equivalent of Legacy View issuing stock for the net assets of CF II, accompanied by a recapitalization. The net assets of CF II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy View in future reports of View Inc.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2020 and twelve months ended March 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on April 1, 2019.

CF II and Legacy View have different fiscal years. CF II’s fiscal year ends on March 31, whereas Legacy View’s fiscal year ends on December 31. Concurrent with the consummation of the Business Combination CF II changed its fiscal year end to December 31. The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2020 combines the historical unaudited condensed statement of operations of CF II for the nine months ended December 31, 2020 with the historical unaudited condensed consolidated statement of operations of Legacy View for the nine months ended December 31, 2020. Legacy View’s financial results for the nine months ended December 31, 2020 have been derived by removing its results of operations for the three months ended March 31, 2020 from its results of operations for the year ended December 31, 2020. Legacy View’s revenue and net loss for the three months ended March 31, 2020 that were excluded in deriving the financial results for the nine months ended December 31, 2020 were $9.2 million and ($70.9) million, respectively. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2020 has been prepared utilizing period ends that are within one fiscal quarter of CFII’s year end, as permitted by Rule 11-02 of Regulation S-X, as amended by the final rule, Release No. 33-10786. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2020 combines the audited historical statement of operations of CF II for the period from September 27, 2019 (inception) through March 31, 2020 with the audited historical consolidated statement of operations of Legacy View for the twelve months ended December 31, 2019.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the historical audited financial statements of CF II as of March 31, 2020 and for the period from September 27, 2019 (inception) to March 31, 2020 included in the proxy statement/prospectus filed with the SEC on February 16, 2021 incorporated herein by reference;

•

the historical unaudited condensed financial statements of CF II as of and for the nine months ended December 31, 2020 included in CFII’s Quarterly Report on Form 10-Q filed with the SEC on February 16, 2021 incorporated herein by reference;

•	the historical audited consolidated financial statements of Legacy View as of and for the years ended December 31, 2020 and December 31, 2019 included in this Form 8-K as Exhibit 99.1; and

•

other information relating to CF II and Legacy View included in the proxy statement/prospectus filed with the SEC on February 16, 2021, including the Merger Agreement and the description of certain terms thereof set forth under the section titled “The Business Combination” incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Form 8-K. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to View Inc.’s additional paid-in capital (“APIC”) and are assumed to be cash settled.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 were as follows:

(A)

Reflects the liquidation and reclassification of $500.0 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by View Inc. following the Closing, prior to redemptions. See adjustment note 2 (L) below for actual redemptions in connection with the closing of the Business Combination.

(B)

Reflects the repayment and settlement of all amounts outstanding under View’s revolving debt facility, including $26.8 million of interest due pursuant to the terms of the revolving debt facility, following the Closing.

(C)

Represents the direct and incremental transaction costs of $19.7 million incurred by View prior to, or concurrent with the Closing. Such costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the View Inc.’s APIC and are cash settled. As of December 31, 2020, View had deferred transaction costs of $4.4 million, of which $3.7 million was unpaid.

(D)

Represents the direct and incremental transaction costs of $24.3 million incurred by CF II prior to, or concurrent with the Closing which includes $17.5 million in business combination marketing fees, $4.2 million of placement agent fees paid to CF&Co., and $2.6 million in legal and other advisory fees in relation to the transactions contemplated by the Merger Agreement. Such costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to View Inc’s APIC and are assumed to be cash settled. Through December 31, 2020, CFII had recorded costs in connection with the Business Combination of $0.1 million in its statement of operations, for which it had a payable to a related party of $0.1 million as of December 31, 2020. Such payable to related party was settled in cash at Closing.

(E)

Reflects the proceeds of $441.1 million comprising (i) $260.8 million from the issuance and sale of 26.1 million shares of Class A Common Stock at $10.00 per share pursuant to the Initial PIPE Subscription Agreements entered into in connection with the Initial PIPE Investment and (ii) $180.3 million from the issuance and sale of approximately 16.0 million shares of Class A Common Stock at $11.25 per share pursuant to the Additional PIPE Subscription Agreement entered into in connection with the Additional PIPE Investment.

Included within the $24.3 million of transaction costs mentioned in (D) above are expenses of $5.0 associated with the PIPE Investment. Such costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the View Inc.’s APIC and are assumed to be cash settled.

(F)	Reflects the reclassification of Class A Common Stock subject to possible redemption to permanent equity immediately prior to the Closing.

(G)	Reflects the conversion of Legacy View Preferred Stock into Legacy View Common Stock pursuant to the Merger Agreement.

(H)	Reflects the conversion of 12,500,000 shares of Class B Common Stock into shares of View Inc. Class A Common Stock concurrent with the Closing.

(I)	Represents the recapitalization of common shares between Legacy View’s Common Stock, View Inc. Class A Common Stock and APIC.

(J)	Reflects the elimination of CF II’s historical retained earnings.

(K)

Reflects the reclassification of Legacy View’s redeemable convertible preferred stock warrant liability to APIC as a result of Legacy View Warrants being exchanged for View Inc. Warrants to purchase shares of View Inc. Class A Common Stock.

(L)

Represents the cash disbursed to redeem 12,587,893 shares of Class A Common Stock for $125.9 million allocated to common stock and APIC, using a par value of $0.0001 per share at a redemption price of $10.00 per share.

(M)

Reflects the fair value of the Sponsor Earn-Out Shares contingently issuable to the Sponsor as of the Closing. The fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. Refer to Note 5 for more information.

(N)	Reflects settlement of obligations of CF II at Closing for operating expenses incurred by certain parties on behalf of CF II.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statements of operations for the twelve months ended March 31, 2020 and nine months ended December 31, 2020 were as follows:

(AA)

Represents the stock-based compensation charge related to the CEO Option Award, Officer RSUs and Officer Options granted at Closing. The grant date fair values of the equity awards were determined using preliminary valuation techniques and are subject to change as additional information becomes available and additional analyses are performed. See Note 4 for further information.

(BB)

Reflects (i) elimination of interest expense of $3.7 million related to Legacy View’s revolving debt facility as a result of the repayment of the facility at the Closing and (ii) a charge of $15.0 million for interest due pursuant to the terms of the revolving debt facility as a result of repayment and settlement of all amounts outstanding under the revolving debt facility following the Closing.

(CC)

Reflects the elimination of the (gain) loss on remeasurement of redeemable convertible preferred stock warrant liability for the twelve month period ended March 31, 2020 and nine month period ended December 31, 2020, as a result of Legacy View Warrants being exchanged for View Inc. Warrants at the Closing and as a result, no longer being liability classified.

(DD)	Represents the elimination of investment income related to the investments held in the CFII Trust Account.

(EE)	Reflects elimination of interest expense related to Legacy View’s revolving debt facility as a result of the repayment of the facility at the Closing.

3. Loss per Share

Represents the net loss per share calculated using the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. As the Business Combination is being reflected as if it had occurred as of April 1, 2019, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares to be issued and outstanding upon the Closing have been outstanding for the entire periods presented.

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The 4,970,000 Sponsor Earn-Out Shares issued and outstanding are participating securities that contractually entitle the holders of such shares to participate in nonforfeitable dividends. The financial statements reflect a net loss in all periods presented and no loss amounts have been allocated to the Sponsor Earn-Out Shares because they do not have a contractual obligation to share in losses. The 4,970,000 Sponsor Earn-Out Shares are excluded from basic and diluted pro forma net loss per share as such shares are contingently recallable until the share price of View Inc. exceeds specified thresholds that have not been achieved.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	Twelve Months Ended March 31, 2020	Nine Months Ended December 31, 2020
Pro forma net loss	$(377,901)	$(213,482)
Weighted average shares outstanding – basic and diluted	212,106,713	212,106,713
Net loss per share – basic and diluted(1)	$(1.78)	$(1.01)
Weighted average shares outstanding – basic and diluted
CF II Class A stockholders	39,262,107	39,262,107
CF II Class B stockholders	7,530,000	7,530,000
PIPE Investors	42,103,156	42,103,156
Former Legacy View stockholders	123,211,450	123,211,450

	212,106,713	212,106,713

The following shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented above because including them would have had an anti-dilutive effect:

CF II warrants to purchase shares of Class A Common Stock	17,033,334
Legacy View Options that will convert into a right to purchase shares of Class A Common Stock	24,657,302
Legacy View Warrants that will convert into a right to purchase shares of Class A Common Stock	3,394,867
Officer Options to be granted at close to purchase shares of Class A Common Stock	5,000,000

Total	50,085,503

The 25,000,000 shares and the 12,500,000 shares of common stock equivalents subject to the CEO Option Award and the Officer RSUs, respectively, are excluded from the pro forma anti-dilutive table as the underlying shares are contingently issuable until the share price of View Inc. exceeds the specified thresholds that have not been achieved.

4. CEO Option Award, Officer RSUs, Officer Options

The CEO Option Award vests upon the achievement of a market condition for each tranche and is also contingent upon the continued employment of the CEO at each vesting date. The Officer RSUs time vest over a four-year period with 25% to vest on the twelve month anniversary of the Closing and the remaining 75% to vest on a monthly basis over the following thirty-six months, subject to the market condition and continued employment. The Officer Options time vest over a four-year period with 25% to vest on the twelve month anniversary of the Closing and the remaining 75% to vest on a monthly basis over the following thirty-six months.

The estimated grant date fair value for each tranche of CEO Option Award and Officer RSUs is determined by using the Monte Carlo Simulation valuation model and the assumptions below. The estimated grant date fair value of the Officer Options is determined using the Black-Scholes option-pricing model. The valuation models incorporated the following key assumptions:

	CEO Options	Officer RSUs	Officer Options
Expected stock price	$9.19	$9.19	$9.19
Expected volatility	60.0%	65.0%	62.5%
Risk-free rate	1.59%	0.60%	1.07%
Expected term (in years)	10.0	4.0	6.0
Expected dividends	0%	0%	0%

Discount for lack of marketability (“DLOM”)	20%	n/a	n/a

Expected stock price: the expected stock price is determined based on an assumed share price of $9.19 of Class A Common Stock of View Inc. as of the consummation of the business combination based on the closing trading price of CF II Class A Common Stock as of March 8, 2021.

Expected volatility: the expected volatility was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to the Legacy View’s business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the awards.

Expected term: The expected term for valuation of the CEO Option Awards and the Officer RSUs is their contractual terms of 10 years and 4 years, respectively. The expected term for the Officer Options represents the period these awards are expected to remain outstanding and is based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules, and expectations of future employee behavior.

Expected dividend yield: The expected dividend rate is zero as there is no history or expectation of declaring dividends.

DLOM: The shares underlying the CEO Option Award are subject to an eighteen month holding period. The DLOM was determined utilizing the Finnerty Model.

The aggregate estimated grant date fair value of the CEO Option Award, Officer RSUs and Officer Options is $102.8 million, $83.8 million and $25.3 million, respectively.

The derived service period under the Monte Carlo Simulation models was determined based on the median vesting time for the simulations that achieved the vesting hurdle. Stock-based compensation expense associated with each tranche under the CEO Option Award and the Officer RSUs is recognized over the longer of (i) derived service period of the tranche and (ii) expected service period, using the accelerated expense recognition method. The stock-based compensation expense for the CEO Option Award and the Officer RSUs will be recognized over 4.84 years and 4.0 years, respectively. Stock-based compensation expense associated with the Officer Options is recognized on a straight-line basis over the vesting term of four years.

5. Sponsor Earn-Out Shares

These Sponsor Earn-Out Shares are expected to be accounted for as liability classified instruments because the Earn-Out Triggering Events that determine the number of Sponsor Earn-Out Shares to be earned back by the Sponsor include events that are not solely indexed to the common stock of View Inc. The preliminary estimated fair value of the Sponsor Earn-Out Shares is $39.5 million.

The preliminary estimated fair value of the Sponsor Earn-Out Shares was determined using a Monte Carlo simulation valuation model using the following assumptions:

Current stock price: the stock price was set at $9.19 per share for Class A Common Stock of View Inc. based on the closing price as of the valuation date of March 8, 2021, which was the date of Closing.

Expected volatility: the volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to Legacy View’s business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five-year term of the earnout period.

Expected term: The expected term is the five-year term of the earnout period.

Expected dividend yield: The expected dividend rate is zero as View currently has no history or expectation of declaring dividends.